Exhibit 99.1

Shareholder Letter 2017

To our Shareholders:

As we gather for our annual shareholder meeting, I want to take this opportunity to review our progress over the past year and highlight the opportunities and challenges ahead of us. I also want to address our share price, which has fallen close to 70 percent from last year’s high of $6.58. Our management team and Board of Directors do not believe that our current share price accurately reflects the value and future potential of our products and technologies, and we are executing a strategy designed to create long-term value for patients, customers and shareholders.

Before I discuss future strategies, let me take a moment to review the important progress that our team has made over the past year. A key achievement was receiving clearance from the U.S. Food and Drug Administration (FDA) for the Ekso GT™ robotic exoskeleton for use in rehabilitation clinics in the treatment of patients with hemiplegia due to stroke and a wide range of spinal cord injuries (SCI). The Ekso GT is the first and only FDA-cleared exoskeleton for use in stroke patients. With this broad label, the potential market for this device is 20 times larger than that of any other company in our space. Ekso GT with SmartAssist Software, our next generation gait therapy software, was launched in the United States and Europe, expanding the range of patients who can participate in robotic therapy. Pre-ambulatory patients can get out of bed and stand up sooner to work on balance and coordination skills before gait training, and patients who are regaining their strength are provided more freedom when needed to support the transition to a more natural ambulation. We also advanced the EksoZeroG mount system for industrial use from pilot to commercial phase, strengthening our position in a market with the potential to address the $21 billion cost in work-related injuries per year.

We expanded the evidence base to support the clinical value of Ekso GT, with over 55 publications or presentations to date, and have clinical programs that are expected to generate additional data demonstrating the benefits of Ekso GT. We expect two papers to be published later this year on the results of a study that was conducted at nine European rehabilitation centers to evaluate the progression of SCI patients over eight weeks of therapy using Ekso GT. In the fall, we initiated the Walking Improvement for SCI with Exoskeletons (WISE) study, the company’s first sponsored study. While we initially expected to have eight centers participate, we now expect there will be ten. We are collaborating with Shirley Ryan Ability Lab, which is leading an industry-wide exoskeleton registry, to measure clinical and economic outcomes based on real-world data. We also are collaborating with the Kessler Foundation on a study designed to demonstrate the benefits of early intervention with gait therapy using the Ekso GT in acute stroke patients. Ekso GT has been evaluated studied in approximately 600 patients and 600 additional patients are targeted for evaluation. We believe that the results of these studies will enhance the Ekso GT value proposition.

In addition to the substantive progress made with our current product line, we have also returned to the pursuit of innovation on which we were founded, seeking to address real unmet need in both the health and industrial markets. This revitalization is driven by the teams that we have built at the management and board level, comprising talented individuals who understand our mission and have the expertise to help us realize our full potential. With their input, we have implemented new strategies to improve our gross margins, utilization of our fleet and overall customer satisfaction.

We have also taken important steps to strengthen our financial health and position our company for success in the capital markets. In August 2016, we listed our common stock on the Nasdaq Capital Market, expanding our base of potential investors and providing additional options for financing our business into the future. In May 2017, we implemented a strategy to streamline our operations, reducing our workforce by approximately 25 percent to lower our operating expenses and reduce cash burn. And, just this past week, we declared our shelf registration effective to allow us to tap the capital markets when appropriate.

Leading the development of the evolving exoskeleton market

I believe without hesitation that we have the products, personnel and strategies to grow our business and to capitalize on a variety of environmental factors that will facilitate a preference for robotic rehabilitation strategies. As we have discussed in recent calls, we are already seeing increased utilization of Ekso GT among our customers, which we believe will contribute to an increase in multi-unit customers. We are also increasing the number of product demonstrations we conduct, which we believe is a lead indicator of future sales and rentals. In the first quarter, we shipped ten Ekso GT units and 57 ZeroG arms. Through the end of the first quarter, we had 225 Ekso GT devices in the field, of which 215 were sold and ten are rented, across 169 customers in North America and countries in Europe, the Middle East and Africa (EMEA).

We have demonstrated important progress in rebuilding our EMEA team to position us for success in key markets, and have built and implemented robust sales analytics to increase efficiency and effectiveness of our ongoing sales initiatives. Leveraging our FDA clearance has enabled us to shorten the sales cycle from close to 18 months to less than 12 months. One sales program we are excited about is our “Try Before You Buy” program. While we expect this program to have a modest negative impact on revenues in the near term, our experience in converting these rentals to sales gives us confidence that this pilot program will help to further shorten the sales cycle. We are working with two leading post-acute care companies to evaluate how Ekso GT can contribute to improved clinical outcomes in skilled nursing facilities, a large and untapped potential market. We have also completed development of a patent-pending prototype lightweight, flexible load carriage exoskeleton, which could greatly expand our opportunities in the industrial market.

Despite this progress, our pace of shipping units needs to accelerate and we are laser focused on intensifying commercial uptake of our rehabilitation and industrial products. To this end, we are advancing the placement of Ekso GT units in key healthcare and rehabilitation centers and working with key opinion leaders to increase awareness of the value and utility of our industrial solutions. Our initiatives in this area include expanding our Centers of Excellence peer-to-peer advocacy program, which is designed to educate customers on the Ekso GT value proposition and to ensure consistency of patient experience and clinical outcomes. We are also deploying online and social media platforms to educate key target markets and audiences on the benefits of Ekso GT.

Additionally, we are leveraging the growing body of data demonstrating clinical improvements and workflow efficiencies for patients using Ekso GT compared with gait training and current physical therapy approaches. The Ekso GT tracks how much effort its motors provide for each step a patient takes and, in combination with additional data inputs, tries to determine how to adjust the level of assistance provided. Our SmartAssist software is a transformative approach to rehabilitation that can help provide optimal outcomes to patients while reducing the cost of care for patients with stroke and SCI.

With more than 20 industrial customers, we are strongly positioned to realize multiple opportunities in this important market. We now have close to 30 sales employees trained, including manufacturing representatives, to meet the needs of markets in North America and we are exploring international market opportunities. We are on track to introduce the Ekso Vest by the third quarter of 2017, further demonstrating our ability to develop compelling products that help customers improve workers’ efficiency while enhancing on-the-job safety.

In recent months I have attended many meetings and conferences and had substantive and productive discussions with current and potential customers on both the medical and industrial segments of our business. Based on these interactions, I can say with confidence that Ekso has been identified as a clear leader in our field and that there is growing interest in and demand for our innovative products. And you don’t need to just take my word – Ekso GT received the 2016 Popular Mechanics Breakthrough Award and the 2016 TeleHealth Award from HealthTechZone and was nominated for a 2017 Global Mobile Award.

Delivering on our opportunities requires every member of the Ekso team to work together to realize the clinical and commercial value of our technologies and products. I am confident that we have the strategy, personnel and dedication to realize our potential to improve patients’ lives and transform the productivity and safety of workers in diverse and growing industries. The ongoing support of our shareholders is one of our most important assets, and I thank each of you for your continued belief in the importance of our goals and our ability to achieve them.

Sincerely,

/s/ Thomas Looby

Thomas Looby

President & Chief Executive Officer